SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 17, 2004

THE MONY GROUP INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-14603	13-3976138
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Broadway New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 708-2000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

Since the special meeting of stockholders of THE MONY Group Inc. to vote to approve the proposed merger with AXA Financial has been scheduled for May 18, 2004, The MONY Group Inc. Board of Directors unanimously determined on March 17, 2004 to waive the provision of the company’s by-laws requiring the company to hold its annual meeting of stockholders within 13 months after the date of the last annual meeting. The MONY Group Inc. held its last annual meeting on May 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, The MONY Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONY GROUP INC.

By:	/s/ Bart Schwartz

Bart Schwartz Senior Vice President and General Counsel

Date: March 22, 2004